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                      AMENDMENT TO PARTICIPATION AGREEMENT
                          DATED AS OF DECEMBER 22, 1994
                 (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME)

                                      AMONG

                        PIONEER VARIABLE CONTRACTS TRUST
                         PIONEER FUNDS DISTRIBUTOR, INC.

                                       AND

             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

WHEREAS, Allmerica Financial Life Insurance and Annuity Company (formerly known as State Mutual Life Assurance Company of America), Pioneer Variable Contracts Trust and Pioneer Funds Distributor, Inc. entered into a Participation Agreement on December 22, 1994; and

WHEREAS, the parties desire to amend the Participation Agreement by mutual written consent;

NOW THEREFORE, the parties do hereby agree that Schedule 1 to the Participation Agreement is amended to read in its entirety as follows:

                                       SCHEDULE 1

CONTRACTS FUNDED BY SEPARATE ACCOUNT

Allmerica Accumulator
333-87099
811-6293

Allmerica Ultimate Advantage
333-38274
811-6293

Fund Quest
333-90543
811-6293

Allmerica Value Generation (Annuity Scout)
333-87099
811-6293

ExecAnnuity Plus
33-39702
811-6293

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Allmerica Advantage
33-39702
811-6293

Delaware Medallion
33-44830
811-6293

Delaware Golden Medallion
333-81281
811-6293

Pioneer Vision-SM- & Pioneer Vision-SM- 2
33-85916
811-8848

Pioneer C-Vision-SM-
333-64831
811-8848

Pioneer XtraVision-SM-
333-81017
811-8848

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All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of October 24th, 2000.

                                         Allmerica Financial Life Insurance and
                                         Annuity Company


                                         By:  / Richard M. Reilly
                                            ---------------------
                                                Richard M. Reilly

                                         Title:    President


                                         Pioneer Variable Contracts Trust


                                         By: /s/ David D. Tripple
                                            ----------------------
                                                 David D. Tripple

                                         Title:   Executive Vice President


                                         Pioneer Funds Distributor, Inc.

                                         By: /s/ Steven M. Graziano
                                            ----------------------------
                                                 Steven M. Graziano

                                         Title:   President


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